UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 7, 2013
Date of Report (Date of earliest event reported)

CAI International, Inc.
(Exact name of registrant as specified in charter)

Delaware	001-33388	94-3109229
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

Steuart Tower, 1 Market Plaza, Suite 900, San Francisco, CA 94105
(Address of principal executive offices, including ZIP Code)
Registrant’s telephone number, including area code: (415) 788-0100
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 7, 2013, CAI International, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”).

At the Annual Meeting, there were 21,435,384 shares represented to vote either in person or by proxy, or 96.80% of the outstanding shares entitled to vote, which represented a quorum.  The final results of voting for each matter submitted to a vote of the stockholders at the Annual Meeting are as follows:

1.    Masaaki (John) Nishibori and David G. Remington were elected as Class III directors of the Company, each to serve for a term of three years or until his respective successor has been duly elected and qualified.  The voting for each director was as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Masaaki Nishibori	19,478,588	825,685	1,131,111
David G. Remington	19,884,569	419,704	1,131,111

2.    KPMG LLP was ratified as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013, by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
21,403,737	25,499	6,148	0

3.    The advisory resolution to approve the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the Annual Meeting, was approved by the following vote:

Votes For	Votes Against	Abstain	Broker Non-Votes
19,862,639	351,825	89,809	1,131,111

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 13, 2013	CAI INTERNATIONAL, INC.

/s/ Timothy B. Page
Timothy B. Page
Chief Financial Officer